Exhibit 99.1


Empire Global Corp. Obtains Bank Financing for Acquisitions from Veneto Banca

New York, NY - October 29, 2015. Empire Global Corp. (OTCQB: EMGL) ("Empire" or the "Company") is pleased to announce that through its wholly owned subsidiary Multigioco Srl., it has obtained a bank loan of Euro 500,000 at an interest rate of 5% per annum with monthly payments of approximately Euro 9,426 for a term of 5 years from Banca Veneto ScPA. The loan which the Company expects to close on November 2, 2015 is fully open for repayment without penalty and is guaranteed by certain shareholders of the Company.

The fund will be used to acquire certain previously announced acquisitions of additional gaming locations and for general working capital purposes.

Empire, a publicly traded company that provides legal and regulated online and offline gaming and wagering to its customers throughout Italy, has recently announced a number of business developments and potential acquisitions in Italy and other jurisdictions.

"Completion of this bank financing from a key European banking firm signals strength in our existing business operations in Italy," stated Michele Ciavarella, Chairman and CEO of Empire Global Corp. "Our strong credit relationship with Veneto Banca also indicates confidence in the anticipated growth of our regulated gaming operations."

About Veneto Banca Group

The Veneto Banca Group, founded in 1877 as Banca Popolare di Montebelluna in North-East Italy. Banca Popolare changing its name to Veneto Banca, and is considered a key player in the Italian national banking system.

In 2000, it expanded its interests in Eastern Europe, and now serves Italy with a large network of branches, split into four Area Head Offices, and subsidiaries Banca Apulia, Banca Intermobiliare di Investimenti e Gestioni and Banca Ipibi Financial Advisory.

In Eastern Europe, it operates with Veneto Banca in Romania, Eximbank in Moldova, Veneto Banka d.d. in Croatia and Veneto Banka sh.a. in Albania.

It holds a number of corporate equity investments. The most significant include those in the merchant bank Palladio Finanziaria and in Sintesi 2000, specialised in providing consultancy for company internationalisation, with registered office in Milan and offices in Hong Kong and Shanghai.

The banks Group serves in territories where they operate, while supporting local bodies and associations in sectors such as environmental and artistic heritage protection, medical research, welfare, training and youth sports, in line with the cooperative spirit of the parent company.

The mission of Veneto Banca Group is to be innovative, a leader in its local communities, able to provide quality services and to ethically and responsibly create value over time for shareholders, clients and employees. Additional information about Veneto Banca Group is available at their website: http://www.gruppovenetobanca.it/en/

About Empire

Empire Global Corp., together with its wholly owned subsidiary, Multigioco Srl, provides online gaming services mainly consisting of online and offline wagering through our licensed gaming website www.newgioco.it as well as neighbourhood betting shops situated throughout Italy.

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our corporate website at www.emglcorp.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends,' "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the Company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the Company's SEC filings. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.

CONTACT:
Michele Ciavarella
Chairman and CEO
647-229-0136